Second Quarter 2014 Earnings Highlights July 25, 2014 Gary M. Crosby President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer

Safe Harbor Statement Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward- looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2013 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. 2

2Q14 Financial Results  Net revenues increased 1.5% QOQ largely driven by noninterest income – Increase in earning assets partially offset margin compression that reflects ongoing loan pricing pressures – Increase in certain fee categories from seasonal lows in 1Q  Average loans increased 7% annualized QOQ – Average commercial loans increased 8% annualized QOQ – Average consumer loans increased 5% annualized QOQ – Continued growth in indirect auto business  Noninterest expense† of $244M increased $6M QOQ – Driven primarily by volume-related growth, legal & marketing, and higher depreciation, personnel and consulting expenses associated with Strategic Investment Plan  Credit metrics stable – Originated NCOs of 0.30%, down 6 bps QOQ – Allowance to originated loans stable at 1.21%  Effective tax rate of 14% reflects receipt of state tax credit from prior years as well as continued benefits accrued from our historic tax credit investments and taxable reorganization of a subsidiary 3 Income Statement ($ in millions except per share data) 1Q14 2Q14 Net Interest Income $ 270.7 $ 271.8 Noninterest Income 76.7 80.9 Net Revenues 347.5 352.7 Noninterest Expenses† 238.4 244.1 Pre-tax, pre-provision Income 109.1 108.6 Provision for loan losses 24.8 22.8 Pre-tax Income 84.3 85.8 Income Taxes 16.5 12.0 Net Income $ 67.8 $ 73.8 Preferred stock dividend 7.5 7.5 Net Income Available to Common $ 60.2 $ 66.2 Operating Earnings per Diluted Share $ 0.17 $ 0.19 Less: Restructuring charges, net of taxes 0.02 - GAAP Earnings per Diluted Share $ 0.15 $ 0.19 Key Ratios Net Interest Margin 3.33% 3.26% Return on Average Tangible Assets† 0.77% 0.83% Pre-tax, pre-provision ROA† 1.17% 1.14% Return on Average Tangible Common Equity† 11.33% 12.10% Efficiency Ratio† 68.6% 69.2% Effective Tax Rate 19.6% 14.0% † Excludes $10.4M impact of restructuring charges for 1Q14; operating results represent non-GAAP measures. Refer to appendix for further detail

Balance Sheet Summary 4  Annualized average loan growth of 7%  Commercial loans increased 8% QOQ annualized – 11% increase in C&I – 5% increase in CRE  Commercial growth was strongest in our Tri-State (62% annualized) and Western Pennsylvania (12% annualized) markets – Growth in Tri-State is strong across all lines as a result of the recent addition of large-bank talent within the region  Commercial real estate growth driven by construction lending and owner occupied properties  Middle market / Healthcare segments continue to deliver strongest growth (10% QOQ annualized)  The commercial pipeline remains stable  HELOC balances increased for the 5th consecutive quarter  Average Indirect auto loans increased $137M in the quarter – $368M in new originations at 2.88% yield, net of dealer reserve – Average FICO score of originations = 763 Loans  Average transactional deposit balance growth of 12% QOQ annualized driven by increase in average customer balances and new account acquisitions  Transactional deposits represent 36% of total deposits in Q2, up from 34% a year ago  Savings and MMDA balances each increased 3% QOQ annualized  Average brokered deposits increased $408 million QOQ  Cost of interest-bearing deposits increased 1 basis point to 0.24% Deposits

Net Interest Income & Margin Overview  2Q14 reported GAAP NII increased $1M QOQ to $272M  Excluding day effect and net nonrecurring beneficial items, core net interest income relatively stable QOQ • $2M higher from 1 more day in the quarter • Favorable accretion of $2.5M from early payments of CLOs in 2Q, compared to $1.5M last quarter  6% annualized increase in average earning assets QOQ generally offset yield declines • Commercial loans grew by $249M QOQ (+8%), while consumer loans grew $111M (+5%) • Investment securities increases $90M QOQ (+3%)  Loan yields down 9 bps QOQ to 3.89% as new origination yields continue to trend lower than those rolling off – Commercial loan spreads continue to remain in line with expectations and consistent with prior quarter – Indirect origination yields declined 33 bps QOQ due to higher FICO borrowers, greater new car mix, and promotional pricing  Interest-bearing deposit costs increased 1 basis point to 24 bps 5 ($ in millions) NII (T/E) NIM Notes 2Q14 As Reported $276.6 3.26% Less: CLO pay-off discount recognition ($2.5) (0.03%) Earlier than expected pay-offs of CLOs purchased at a discount Add: CRE Prepayment Penalties $0.6 0.01% Lower than normal fees due to slower CRE prepayment activity SUB-TOTAL ($1.9) (0.02%) 2Q14 Normalized $274.7 3.24%

Credit Quality – Originated Portfolio

($ in millions)	2Q13	1Q14	2Q14
Provision for loan losses	$23.9	$21.2	$22.1
Net Charge-offs	$12.2	$15.6	$13.2
NCOs / Average Loans	0.33%	0.36%	0.30%
Nonperforming Originated Loans	$154.6	$142.0	$157.0
NPLs / Loans – Originated	1.02%	0.82%	0.86%
Total Originated Loans	$15,102	$17,389	$18,196
Allowance – Originated	$182.5	$210.8	$219.7
Allowance / Loans – Originated	1.21%	1.21%	1.21%
Criticized[1]	$614.6	$765.9	$775.3
Criticized as a % of Total Originated Loans	4.1%	4.4%	4.3%
Classified[2]	$405.6	$461.8	$459.3
Classified as a % of Total Originated Loans	2.7%	2.7%	2.5%

- Net charge-offs of 30 bps in Q2; down 6 bps from Q1
  - Favorable trends in originated NCOs driven by lower C&I losses
- Reserve build continued as provision expense of $22.1M was well in excess of $13.2M in NCOs
  - $0.8 billion in originated loan growth
  - Coverage ratio of originated allowance consistent with prior quarters
  - Reserve build reduced EPS by ~$0.02 in Q2
- Originated NPLs increased 10% QOQ attributable to migration of 2 commercial credits
  - Originated NPLs increased 4 bps to 86 bps of originated loan balances

Note: Originated loans represent loans excluding acquired loans (i.e., loans originated under First Niagara ownership)

1. Loans classified as special mention, substandard or doubtful.
2. Loans classified as substandard or doubtful.

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Note: Acquired loans before associated credit discount. Refer to the ending balance sheet in our Q2 2014 press release tables for a reconciliation to total loans and leases. Credit Quality – Acquired Portfolio  Provision on acquired loans decreased by $2.9M in Q2  Credit mark of $105M equals 2.5% of remaining $4.3B acquired book 7 ($ in millions) NCC HNBC NAL HSBC Acquired NCC HNBC NAL HSBC Acquired Provision for loan losses $ - $ 3.2 $ - $ - $ 3.2 $ - $ 0.3 $ - $ - $ 0.3 Net charge-offs - 3.0 - - 3.0 - 0.7 - - 0.7 NCOs / avg loans 0.28% 0.06% Nonperforming loan 2.6 12.3 8.9 6.8 30.6 2.0 12.6 11.3 6.7 32.5 Total loans 232 920 2,462 861 4,476 236 874 2,308 836 4,255 Allowance - 4.2 - - 4.2 - 3.8 - - 3.8 Credit discount on Acq loans $ 4.6 $ 23.0 $ 65.3 $ 20.4 $ 113.3 $ 4.5 $ 21.4 $ 59.7 $ 19.6 $ 105.2 Credit discount / Acq loans 2.0% 2.5% 2.7% 2.4% 2.5% 1.9% 2.4% 2.6% 2.3% 2.5% Criticized $ 31.8 $ 82.7 $ 162.4 $ 32.7 $ 309.6 $ 33.2 $ 81.1 $ 147.9 $ 34.7 $ 296.9 Classified 20.6 73.0 85.9 26.1 205.5 20.8 69.6 86.2 25.8 202.4 Accruing 90+ days delinquent $ 9.7 $ 40.1 $ 55.8 $ 10.5 $ 116.1 $ 9.6 $ 34.1 $ 53.8 $ 11.7 $ 109.1 1Q14 2Q14

Noninterest Income Overview

Noninterest Income (*$ in millions*)	1Q14	2Q14	QOQ Change $
Deposit Service Charges	$ 23.4	23.7	0.4
Insurance Commissions	15.7	17.3	1.7
Merchant and Card Fees	11.5	12.8	1.3
Wealth Management Services	15.6	15.9	0.4
Mortgage Banking	3.4	5.2	1.8
Capital Markets Income	3.6	2.9	(0.7)
Lending and Leasing	4.7	4.7	(0.1)
Bank Owned Life Insurance	5.4	3.1	(2.3)
Other Income *	0.9	2.5	1.6
Core Noninterest Income *	**$ 84.2**	**$ 88.3**	**$ 4.1**
HTC Amortization	(7.5)	(7.5)	-
GAAP Noninterest income	**76.7**	**80.9**	**4.2**

- Noninterest income increased $4M QOQ
  - Deposit service charges modestly higher as seasonal improvement in NSF fees was offset by lower NSF incident rates due to higher customer balances
  - Insurance commissions, NSF fees, and merchant & card fees each rebounded from typical 1Q seasonality
  - Increase in mortgage banking income driven by greater locked volumes (+41% QOQ) and repurchase reserve release ($1M), partially offset by modest decline in gain-on-sale margins
  - Capital markets impacted by lower syndication income from elevated 1Q levels partially offset by an increase in derivative fees
  - BOLI income normalized from elevated 1Q levels
  - Other income increased QOQ due to higher investment gains

* Excludes $7.5M impact of historic tax credit amortization in each quarter; Operating results represent a non-GAAP measure. Refer to the Appendix for further information.

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Noninterest Expense

Noninterest Expense (*$ in millions*)	1Q14	2Q14	QOQ Change $
Salaries and Employee Benefits	$ 117.9	$ 117.7	$ (0.2)
Occupancy and Equipment	27.9	28.6	0.7
Technology and Communication	30.3	31.1	0.8
Marketing	7.4	8.4	1.1
Professional Services	11.9	13.0	1.1
Amortization of Intangibles	7.5	6.8	(0.7)
Federal Deposit Insurance Premiums	8.9	9.8	0.9
Other Expense	26.6	28.7	2.1
Operating Expense *	**$ 238.4**	**$ 244.1**	**$ 5.8**
Restructuring Charges	10.4	-	(10.4)
GAAP Noninterest expense	**$ 248.7**	**$ 244.1**	**$ (4.6)**

- Reported GAAP noninterest expense of $244M
- 2Q operating expenses* increased $6 million from prior quarter
  - Salaries & benefits remained flat QOQ as lower medical benefits costs offset higher headcount
  - $0.7M increase in occupancy and equipment expense attributable to accelerated write-downs of leasehold improvements ($1.4M)
  - QOQ increase in marketing expense driven by promotional deposit campaigns
  - Professional services increase reflects higher legal as well as consulting expenses related to IT and EPMO projects as part of the Strategic Investment Plan
  - $0.9M increase in FDIC premiums driven primarily by changing loan mix (higher assessments on construction loans)
  - Other expense increased QOQ due to higher business volumes, OREO, legal and other costs

* Excludes restructuring charges in 1Q14. Operating results represent a non-GAAP measure. Refer to the Appendix for further information.

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Based on the computed median of all 15 analyst models where available and SNL Financial; 3Q14 expectations as of July25, 2014. 3Q14 Outlook (as of July 25, 2014) 10 Metric Street Median1 Management Commentary on Street Expectations Net Interest Margin (T/E) 3.24% Modest downward bias to Street 3Q expectations Average Earning Assets $34.2B Modest upward bias to Street 3Q expectations Noninterest Income $86M Excluding $7.5M in HTC amortization in both quarters (with an equal credit to tax expense), core fee income expected to increase low single digits from adjusted 2Q14 Noninterest Expense $246M Consistent with Street 3Q expectations Loan loss provision $27M NCOs of +/- 40 bps of average originated loans Tax rate – GAAP - 15% - 16% including HTC tax credit and subsidiary reorganization Operating EPS $0.18 Consistent with Street 3Q expectations

Appendix

1. Excludes Federal Home Loan Bank and Federal Reserve Bank stock. 2. Commercial assets include C&I and CRE loans plus CLO, CMBS, corporates and commercial ABS at amortized cost. Investment Securities1 (as of June 30, 2014) 12 Investment Security Mix (Book Value $11.4B) Commercial Assets2 to Total Deposits Risk Profile consistent with peers Portfolio Stats 1Q14 2Q14 Market Value $11.5B $11.5B Yield 3.02% 3.01% Average Rating AA AA Remaining RMBS Purchase Premium $74M $77M Remaining Premium as a % of RMBS Portfolio 1.3% 1.3% Total Portfolio Duration 3.7 years 3.7 years AFS Portfolio Duration 2.9 years 2.9 years QOQ Change in after-tax AOCI $9M $14M Quarterly Purchases 1Q14 2Q14 Total $556M $574M Yield 2.6% 2.7% Average Rating AA+ AA+ 61% 71% 52% 55% 58% 61% 62% 63% 64% 63% 64% 40% 45% 50% 55% 60% 65% 70% 75% 80% 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 FNFG Peer Median RMBS, 54.7% CMBS, 13.9% CLO, 11.0% ABS, 6.3% Corporates, 7.3% Muni, 4.3% US Gov't., 2.0% Other, 0.3% UST, 0.2% Traditional Portfolio $7.0B; 61% Credit Securities $4.4B; 39%

1. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality 13 Originated NPL to Loans by Loan Category1 Originated NCO to Loans by Loan Category1 0.63% 0.83% 0.70% 0.61% 1.72% 1.74% 1.22% 1.14% 0.58% 0.60% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2Q13 3Q13 4Q13 1Q14 2Q14 CRE C&I RRE Home Equity Total Other Consumer -0.11% 0.29% 0.74% 0.14% 0.04% 0.07% 0.21% 0.16% 1.29% 0.95% -0.20% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2Q13 3Q13 4Q13 1Q14 2Q14 CRE C&I RRE Home Equity Total Other Consumer

1. Multiple loans to one borrower have not been aggregated for purposes of this chart 2. Excludes acquired loans that are marked to market at acquisition. Strong Asset Quality 14 Commercial Loan Count1 Originated Criticized & Classified Loans to Total Loans2 4.07% 3.91% 4.00% 4.40% 4.26% 2.69% 2.44% 2.67% 2.66% 2.52% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2Q13 3Q13 4Q13 1Q14 2Q14 1 ,8 41 3 15 1 50 2 5 1 ,9 53 3 50 1 66 3 3 2 ,0 00 3 76 1 71 3 0 2 ,0 45 3 79 1 80 3 3 - 300 600 900 1,200 1,500 1,800 2,100 $1M to $5M $5M to $10M $10M to $20M > $20M 4Q12 4Q13 1Q14 2Q14

Note: Growth rates are annualized. Continued Momentum in Loan Growth 15 Average Commercial Loans Average Consumer Loans  7% annualized increase in average loans QOQ  Double-digit growth in Middle Market lending  Continued momentum in indirect auto lending platform $5.2 $5.3 $5.4 $5.6 $7.6 $7.7 $7.8 $7.9 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 3Q13 4Q13 1Q14 2Q14 C&I CRE $12.7 $12.9 $13.2 $13.5 $3.5 $3.5 $3.4 $3.4 $2.7 $2.7 $2.8 $2.8 $1.2 $1.5 $1.6 $1.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 3Q13 4Q13 1Q14 2Q14 Residential RE Home Equity Other Consumer Credit Card Indirect Auto $8.1 $8.3 $8.4 $8.5 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 ($ in billions) ($ in billions)

Notes: Average balances. Growth rates are annualized. Balances include small business loans that roll up into retail segment. * Includes capital markets and community development lending. Commercial Banking 16 QOQ Commercial Growth by Region QOQ Commercial Growth by Business Unit 4% 12% 6% 3% 62% 11% 0% 10% 20% 30% 40% 50% 60% 70% NY WPA EPA NE Tri-State Other 10% 3% 5% 19% 11% 9% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% Middle Market Business Banking CRE Equipment Finance Capital Markets Other* Average Loan Balance (billions) $5.9 $1.9 $2.4 $2.3 $0.5 $0.6 $3.9 $2.8 $4.4 $0.9 $0.6 $1.0

Consumer Finance

	($ in millions)	1Q14	2Q14	QOQ Δ
Indirect Auto	Period end loan balance	$1,655	$1,872	13%
	Origination Volume	$242	$368	52%
	Origination Yield	3.21%	2.88%	(33bps)
	# of dealers	1,209	1,218	1%
	% of used units	69%	60%	(13%)
Credit Card	Period end loan balance	$306	$312	2%
	Purchase Volume	$223	$251	13%
	Interchange Fee Income	$4.3	$4.8	12%
	Total Active Accounts (Units)	153,526	155,081	1%
Residential Mortgage	Total Origination Volume	$196	$274	40%
	Retail Origination Volume	$188	$221	18%
	Purchase Volume	$113	$189	68%
	HFS Lock Volume	$132	$187	41%
	Application Volume	$366	$562	54%

- **Indirect Auto**
  - Net origination yield of 2.88%, 33 bps below Q1
  - $368 million in originations in 2Q14, up from 1Q14
    - Average FICO of 763 on new originations during the quarter; improvement over prior quarter (753)
    - 60% of originations are for used vehicles at new car dealers, compared to 69% for 1Q14
- **Credit cards**
  - Purchase volume up seasonally QOQ and flat to 2Q13
  - Continued focus in building the balance sheet through origination, activation and usage campaigns scheduled throughout 2014
- **Residential Lending**
  - Application volumes up 54% QOQ
    - Outperformed MBA averages 16 of the last 26 weeks
  - Purchase volumes accounted for 69% of total production in quarter; purchase volume up 68% QOQ
  - HELOC: 5th consecutive quarter of growth driven by targeted promotional campaigns

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Retail: Focus on Checking Account Growth  Transactional deposits represent 36% of total deposits in Q1, up from 34% a year ago  Interest-bearing deposit costs increased 1 basis point to 24 bps consistent QOQ  Transactional deposits grew at a 12% annualized rate QOQ – Growth largely driven by seasonality – The NY market contributed approximately 85% of the balance growth  Savings and MMDA balances grew 3% driven by marketing efforts in our Pennsylvania and New England markets 18 Average Transaction Deposits 4.71 4.79 4.88 4.86 5.08 4.50 4.48 4.73 4.73 4.82 34% 35% 36% 36% 36% 0% 10% 20% 30% 40% 50% 60% $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2Q13 3Q13 4Q13 1Q14 2Q14 Noninterest-bearing Interest-bearing Percent of Total Deposits $9.22 $9.27 $9.60 $9.60 $9.90 ($ in billions)

Non-GAAP Measures Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this Appendix. 19

GAAP to non-GAAP Reconciliation 20 Quarter ended Quarter ended (in thousands) March 31, 2014 June 30, 2014 Total noninterest expense on operating basis (Non-GAAP) 238,380$ 244,115$ Merger and acquisition integration expenses 10,356 - Total reported noninterest expense (GAAP) 248,736$ 244,115$ Computation of pre-tax,pre-provision income: Net interest income 270,747$ 271,812$ Noninterest income 76,724 80,857 Noninterest expense (248,736) (244,115) Pre-tax, pre-provision income (GAAP) 98,735 108,554 Add back: non-operating noninterest expenses 10,356 - Pre-tax, pre-provision income (Non-GAAP) 109,091$ 108,554$ Reconciliation of pretax operating income to pretax net income: Pretax operating income (Non-GAAP) 84,291$ 85,754$ Nonoperating expenses, gross of tax (10,356) - Pretax net income (GAAP) 73,935$ 85,754$ Reconciliation of net operating income to net income: Net operating income (Non-GAAP) 67,789$ 73,785$ Nonoperating expenses, net of tax (8,345) - Net income (GAAP) 59,444$ 73,785$ Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 68.60% 69.22% Nonoperating expenses, gross of tax 2.98 - Reported efficiency ratio (GAAP) 71.58% 69.22% Computation of Average Tangible Assets: Total average assets 37,747,869$ 38,211,808$ Less: Average goodwill and other intangibles (2,538,891) (2,531,612) Average tangible assets 35,208,978$ 35,680,196$ Computation of Average Tangible Common Equity: Total average stockholders' equity 5,034,093$ 5,065,008$ Less: Average goodwill and other intangibles (2,538,891) (2,531,612) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity 2,157,200$ 2,195,394$ Reconciliation of noninterest expense on operating basis to reported noninterest expense: